Exhibit 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415

This Document Relates To:	DEMAND FOR JURY TRIAL

ALL ACTIONS

[Caption continued on the next page]

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN
A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK- AMINOACH, DANIEL BASS, and MICAH KAPLAN,
Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.
Case No. 2023-0582-NAC

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of May 28, 2024 (the “Stipulation”), which embodies the terms and conditions of settlement of the derivative claims (the “Settlement”) in the above-captioned actions (together, the “Derivative Actions”), is made and entered into by and among the following parties through their respective counsel: (i) Plaintiffs Vinay Kumar, Ziyang Nie, Julia Chang, and Brendan Reginbald (collectively, the “Ghaith Plaintiffs”), each of whom commenced actions in the United States District Court for the Northern District of Illinois (the “Court”); (ii) Plaintiff Phillip Goldstein (together with the Ghaith Plaintiffs, “Plaintiffs”), who commenced an action in the Delaware Court of Chancery; (iii) Nominal Defendant ATI Physical Therapy, Inc. (“ATI” or the “Company”)1 f/k/a FVAC; (iv) Defendants Labeed S. Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Cedric Coco, Ray Wahl, Daniel Bass, Micah Kaplan, and Teresa Sparks (collectively, the “Individual Defendants”); and (v) Defendants Fortress Investment Group LLC and Fortress Acquisition Sponsor II, LLC (together, the “Entity Defendants,” and collectively with the Individual Defendants, “Defendants,” and together with Plaintiffs and ATI, the “Parties”). This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims2 upon Court approval and subject to the terms and conditions hereof.

1 “ATI” or the “Company” also refers to Wilco Holdco, Inc., the private company predecessor to the current, publicly-traded ATI business following the consummation of a “de-SPAC” business combination between Wilco Holdco, Inc. and Fortress Value Acquisition Corp. II (“FVAC”), consummated on June 17, 2021 (the “Business Combination”).

2 All capitalized terms not otherwise defined shall have the meanings ascribed to them in Section IV.1 herein.

I.	SUMMARY OF THE ACTIONS

A.	The Ghaith Action

On December 1, 2021, May 10, 2022, and September 22, 2022, respectively, Plaintiffs Hamza Ghaith, Vinay Kumar, and Brendan Reginbald filed stockholder derivative complaints on behalf of ATI, which were subsequently consolidated and styled In re ATI Physical Therapy, Inc. S’Holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill) (the “Ghaith Action”). On November 21, 2022, the Ghaith Plaintiffs filed in the Court a consolidated amended stockholder derivative complaint on behalf of Nominal Defendant ATI and against Defendants Fortress Investment Group LLC, Fortress Acquisition Sponsor II, LLC, Labeed Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, and Sunil Gulati (collectively, with Teresa Sparks, the “Ghaith Defendants”), asserting claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, contribution, indemnification, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

On January 20, 2023, the Ghaith Defendants moved to dismiss the consolidated amended stockholder derivative complaint. Instead of opposing the Ghaith Defendants’ motions, on March 3, 2023, the Ghaith Plaintiffs filed a motion for leave to file a consolidated second amended stockholder direct and derivative complaint, which the Court granted on March 31, 2024. On April 2, 2024, the Ghaith Plaintiffs filed their consolidated second amended stockholder direct and derivative complaint, which, in addition to the derivative claims described above, asserted direct claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and unjust enrichment.

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On April 24, 2024, the Ghaith Plaintiffs and the Ghaith Defendants filed a joint motion to stay all deadlines and proceedings based on settlement, which the Court granted on April 30, 2024.

B.	The Goldstein Action

On June 1, 2023, Plaintiff Phillip Goldstein filed a dual putative class action and stockholder derivative complaint, styled Goldstein v. Diab, et al., No. 2023-0582-NAC (Del. Ch.) (the “Goldstein Action”), in the Delaware Court of Chancery against Defendants Labeed Diab, Joseph Jordan, Cedric Coco, Ray Wahl, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, and Sunil Gulati (collectively with Fortress Acquisition Sponsor II, LLC, Daniel Bass, and Micah Kaplan, the “Goldstein Defendants”). On August 8, 2023, Plaintiff Goldstein filed an amended complaint, adding Fortress Acquisition Sponsor II, LLC, Daniel Bass, and Micah Kaplan as defendants, and asserting direct claims for tortious interference, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty on behalf of stockholders who were entitled to, but did not, redeem their shares of FVAC Class A common stock prior to the Business Combination, as well as derivative claims for fraud, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty on behalf of ATI. On October 6, 2023, the court granted a motion to stay the Goldstein Action pending resolution of motions to dismiss in a related putative class action captioned Robinson v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0142-NAC (Del. Ch.) (the “Robinson Action”).3 On April 25, 2024, the parties filed a letter advising the court that they had reached an agreement in principle to settle the Goldstein Action and related matters.

3 The Robinson Action asserts direct claims for breach of fiduciary duty and aiding and abetting breach of fiduciary duty, on behalf of similarly situated record and beneficial FVAC Class A common stockholders who were entitled to, but did not, redeem their FVAC shares prior to the Business Combination against Defendants Fortress Acquisition Sponsor II, LLC, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Daniel N. Bass, Micah B. Kaplan, and Labeed Diab in the Delaware Court of Chancery.

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C.	Settlement Negotiations

In January 2024, the Parties, along with the parties to the Robinson Action, began engaging in settlement discussions supervised by former District Court Judge Layn Phillips (the “Mediator”) and his team at Phillips ADR Enterprises (“PADRE”). Though these initial settlement discussions did not lead to a settlement, a framework for potential resolution was discussed, and the Parties agreed to participate in a formal, in-person mediation session. On March 7, 2024, the Parties, along with the parties to the Robinson Action and the Securities Action,4 participated in an in- person mediation session with the Mediator but did not reach a resolution at that time. The Parties continued settlement discussions following the March 7, 2024 mediation under the supervision of and facilitated by the Mediator.

On March 12, 2024, the Parties participated in another mediation with the Mediator via Zoom in an attempt to reach a resolution of the claims. No resolution was reached at the March 12, 2024 mediation; however, extensive negotiations followed the March 12, 2024 mediation session, including separate caucus sessions, joint sessions, and email communications with the Mediator and counsel.

On April 22, 2024, the Mediator issued, and the Parties accepted, a double-blind Mediator’s Recommendation which resolved all claims (both derivative and direct) asserted in the Ghaith Action, the Goldstein Action, the Securities Action, and the Robinson Action (collectively, the “Actions”).

4 The Securities Action refers to a related federal securities class action captioned Burbige, et al. v. ATI Physical Therapy, Inc. f/k/a Fortress Value Acquisition Corp. II, et al., No. 1:21-cv-04349 (N.D. Ill.). In December 2023, the parties in the Securities Action participated in an in-person private mediation with the Mediator which led to tentative agreement to settle that action in January 2024.

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This Stipulation, together with the exhibits hereto, reflects the final and binding agreement between the Parties concerning all derivative claims asserted in the Derivative Actions. A separate stipulation (together with the exhibits thereto) will reflect the final and binding agreement concerning all putative class (direct) claims asserted in the Actions (the “Direct Claims Settlement”), to be presented for final approval in the Securities Action.

II.	CLAIMS OF PLAINTIFFS AND BENEFITS OF THE SETTLEMENT

Plaintiffs assert direct and derivative claims for breach of fiduciary duty and related stockholder causes of action against the Individual Defendants and the Entity Defendants on behalf of ATI in connection with Plaintiffs’ allegations that these defendants wrongfully agreed to the Business Combination, which arose from an unfair process, including disclosure defects regarding staffing retention issues the Company was experiencing leading up to the Business Combination and insufficient due diligence performed in connection with the Business Combination, and which resulted in a majority of stockholders voting to approve the transaction, all for the Individual Defendants’ own material gain.

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the risk, expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Actions through trial and any subsequent appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties, risks, and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions. Based on their investigation and evaluation set forth in more detail infra, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of ATI and its stockholders.

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Plaintiffs’ Counsel have conducted an extensive investigation in the Derivative Actions, including, inter alia: (i) reviewing ATI’s press releases, public statements, filings with the United States Securities and Exchange Commission (the “SEC”), and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Derivative Actions and the potential defenses thereto; (iv) preparing and filing multiple complaints in the Derivative Actions; (v) reviewing and analyzing relevant pleadings in the Securities Action, and evaluating the merits of, and Defendants’ liability in connection with, the Securities Action and the Derivative Actions; (vi) separately reviewing and evaluating nearly 2,600 pages of non-public documents produced by Defendants in response to inspection demands for books and records pursuant to 8 Del. C. § 220 served by Plaintiffs Brendan Reginbald and Phillip Goldstein; (vii) participating in extensive settlement discussions with Defendants’ Counsel, including an in-person mediation in New York, New York and a second mediation with the Mediator via Zoom, as well as numerous separate caucus sessions, joint sessions, and email communications with the Mediator and counsel; and (viii) negotiating the terms of this Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel submit that the Settlement set forth in this Stipulation is fair, reasonable, and adequate. The Settlement confers substantial corporate benefits on ATI and its stockholders in the form of a Cash Payment (defined herein) payable by the Company’s Side A D&O insurance carriers to ATI.

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As such, based on the foregoing and upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of ATI and its stockholders, and agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, any and all allegations of fault, wrongdoing, liability, or damages whatsoever. Specifically, Defendants have expressly denied, and continue to deny, each and all of the claims by Plaintiffs in the Derivative Actions, including, without limitation, any liability arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Without limiting the foregoing, Defendants have denied, and continue to deny, among other things, that they have committed any violations of the Exchange Act or other law, have engaged in any wrongdoing whatsoever, have breached their fiduciary duties or any other duty owed to ATI or its stockholders, have acted improperly in any way, have any liability or owe any damages of any kind to ATI or its stockholders, and/or were unjustly enriched. Defendants maintain that their conduct was at all times proper, in the best interests of ATI and its stockholders, and in compliance with applicable law. Defendants also deny that ATI or its stockholders suffered any damage or were harmed by any act, omission, or conduct by Defendants that was alleged or could have been alleged in the Derivative Actions. Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ATI and all of its stockholders. In addition, Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Actions.

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Nonetheless, Defendants are entering into this Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Derivative Actions or any liability with respect thereto, having concluded that it is desirable for the derivative claims in the Derivative Actions to be fully and finally settled and dismissed in the manner and upon the terms and conditions set forth in this Stipulation. Defendants, therefore, have determined that it is in the best interests of the Company and its stockholders for the derivative claims asserted in the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation. For the avoidance of doubt, nothing in this Stipulation or the Settlement shall be construed as an admission by Defendants of any wrongdoing, fault, liability, or damages whatsoever or any infirmity in the in the defenses that Defendants could have asserted.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties, by and through their undersigned counsel, and subject to the approval of the Court, the Court approving the Direct Claims Settlement, and other conditions set forth herein, that, in consideration for the benefits flowing to the Parties from the Settlement, that the derivative claims in the Derivative Actions and all Released Claims as against the Released Parties shall be fully, finally, and forever compromised, settled, released, discharged, extinguished, and relinquished, and the derivative claims in the Derivative Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation, as set forth below:

1.	Definitions

As used in this Stipulation, and all exhibits attached hereto and made a part hereof, the following capitalized terms shall have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definition set forth below shall control.

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1.1         “Account” means an account maintained at an Federal Deposit Insurance Corporation (“FDIC”) insured bank mutually agreed to by the parties wherein the Cash Payment (defined herein) shall be deposited and held in escrow.

1.2          “Actions” means, collectively, the Derivative Actions, the Securities Action, and the Robinson Action.

1.3          “ATI” or the “Company” means ATI Physical Therapy, Inc. f/k/a Fortress Value Acquisition Corp. II. “ATI” or the “Company” also refers to Wilco Holdco, Inc., the private company predecessor to the current, publicly-traded ATI business following the Business Combination.

1.4          “Board” means the past, present, and future Board of Directors of ATI.

1.5          “Business Combination” means the business combination between Wilco Holdco, Inc., the private company predecessor to ATI, and FVAC, which closed on June 17, 2021.

1.6          “Cash Payment” means Six Million Four Hundred Fifty Thousand Dollars ($6,450,000) in cash as immediately available funds to the Company.

1.7          “Court” means the United States District Court for the Northern District of Illinois.

1.8          “Current ATI Stockholders” means any Person or Persons who are record or beneficial owners of ATI common stock as of the date of this Stipulation and who continue to hold such ATI common stock as of the date of the Settlement Hearing, excluding the Individual Defendants and the Entity Defendants, the officers and directors of ATI, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

1.9           “Defendants” means, collectively, the Individual Defendants and the Entity Defendants (and each individually, a “Defendant”).

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1.10        “Defendants’ Counsel” means Weil, Gotshal & Manges LLP, Much Shelist, P.C. and Skadden, Arps, Slate, Meagher & Flom LLP and their successor(s).

1.11    “Derivative Actions” means the consolidated stockholder derivative action styled In re ATI Physical Therapy, Inc. S’holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill.), including all cases consolidated under that caption, and the putative class and derivative action styled Goldstein v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0582-NAC (Del. Ch.).

1.12        “Direct Claims Settlement” means the proposed settlement of the putative class (direct) claims alleged in the Actions.

1.13        “Effective Date” and the date upon which this Settlement becomes “effective” mean the first date by which all of the events and conditions specified in ¶ 8.1 of this Stipulation have been met and have occurred or have been waived in writing.

1.14         “Entity Defendants” means defendants Fortress Investment Group LLC and Fortress Acquisition Sponsor II, LLC.

1.15        “Fee and Expense Amount” means the sum of one million five hundred and fifty thousand dollars ($1,550,000) in attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel by the Company, as set out in ¶ 4.1 hereof, subject to approval by the Court, in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could be, or could have been asserted by Plaintiffs’ Counsel or any other counsel in connection with the derivative claims in the Derivative Actions.

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1.16       “Final” means, with respect to any order of the Court, including, without limitation, the Judgment, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order becomes “Final” when: (i) no appeal has been filed and the prescribed time for commencing any appeal under any applicable rule has expired; or (ii) an appeal has been filed and either (a) the appeal has been dismissed and the prescribed time, if any, for commencing any further appeal has expired, or (b) the order has been affirmed in all material respects and the prescribed time, if any, for commencing any further appeal has expired. For purposes of this paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind. However, any appeal or proceeding seeking subsequent judicial review pertaining to the amount, payment, or allocation of attorneys’ fees and expenses shall not in any way delay or affect the time set forth above for the Judgment to become Final.

1.17         “FVAC” means Fortress Value Acquisition Corp. II.

1.18        “Ghaith Action” means the putative class and derivative action styled In re ATI Physical Therapy, Inc. S’holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill.), including, without limitation, all cases consolidated under that caption.

1.19        “Ghaith Defendants” means, collectively, Defendants Fortress Investment Group LLC, Fortress Acquisition Sponsor II, LLC, Labeed Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, and Teresa Sparks.

1.20         “Ghaith Plaintiffs” means, collectively, Vinay Kumar, Ziyang Nie, Julia Chang, and Brendan Reginbald.

1.21         “Goldstein Action” means the putative class and derivative action styled Goldstein v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0582-NAC (Del. Ch.).

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1.22      “Goldstein Defendants” means, collectively, Defendants Fortress Acquisition Sponsor II, LLC, Labeed Diab, Joseph Jordan, Cedric Coco, Ray Wahl, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Daniel Bass, and Micah Kaplan.

1.23       “Individual Defendants” means, collectively, defendants Labeed Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Cedric Coco, Ray Wahl, Daniel Bass, Micah Kaplan, and Teresa Sparks.

1.24        “Judgment” means the Final Order and Judgment to be entered by the Court, substantially in the form attached hereto as Exhibit B.

1.25        “Long-Form Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form attached hereto as Exhibit A-1.

1.26        “Notices” means, collectively, the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form attached hereto as Exhibit A-1 and the Summary Notice to Current ATI Stockholders, substantially in the form attached hereto as Exhibit A-2.

1.27        “Notice Costs” means all costs, fees, and expenses related to providing notice of the settlement to Company stockholders as ordered by the Court.

1.28        “Parties” means, collectively, ATI, Defendants, and Plaintiffs (and each individually, a “Party”).

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1.29        “Plaintiffs” means, collectively, the Ghaith Plaintiffs and Plaintiff Phillip Goldstein (and each individually, a “Plaintiff”).

1.30        “Plaintiffs’ Counsel” means, Robbins LLP, Johnson Fistel LLP, Glancy Prongay & Murray LLP, Morris Kandinov LLP, Wolf Haldenstein Adler Freeman & Herz LLC, Meluney Alleman & Spence, LLC, and any other law firm that appeared for Plaintiffs in any of the Derivative Actions.

1.31        “Person” or “Persons” means any individual, corporation (including all divisions and subsidiaries), general or limited partnership, association, joint stock company, professional corporation, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other type of business or legal entity, as well as each of their spouses, heirs, predecessors, successors, representatives, agents, trustees, estates, administrators, executors, or assignees.

1.32        “Preliminary Approval Order” means the Order Preliminarily Approving Settlement to be entered by the Court, substantially in the form of Exhibit A attached hereto, providing for, among other things, the scheduling of the Settlement Hearing and the approval of the form and manner of the Notices of the Settlement to Company stockholders.

1.33        “Released Claims” means, collectively, the Released Plaintiff Claims and the Released Defendant Claims.

1.34        “Released Defendant Claims” means any and all claims, demands, rights, causes of action, sanctions, complaints, and liabilities whatsoever, whether based in law or equity, arising under federal, state, local, statutory, or common law, or other law, rule, or regulation, including both known claims and Unknown Claims, that arise out of or relate in any way to the institution, prosecution, or settlement of the Derivative Actions. The Released Defendant Claims do not include any claims to enforce the Settlement, any claims between or among Defendants and Released Defendant Persons, and any claims between Defendants and Released Defendant Persons and their respective insurers.

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1.35        “Released Defendant Persons” means each and all of the following: (a) each and every Defendant in the Derivative Actions; (b) such Defendants’ respective present and former parents, affiliates, subsidiaries, divisions, general partners, limited partners, directors, officers, and any Person in which any such Defendant has or had a controlling interest; and (c) the present and former members of the immediate family, heirs, principals, trustees, trusts, executors, administrators, predecessors, successors, assigns, members, agents, subsidiaries, employees, officers, managers, directors, general partners, limited partners, bankers, attorneys, accountants, auditors, representatives, estates, divisions, advisors, estate managers, indemnifiers, insurers, and reinsurers of each of the Persons listed in subparts (a) or (b) of this definition.

1.36        “Released Persons” means, collectively, all Released Plaintiff Persons and Released Defendant Persons (and each individually, a “Released Person”).

1.37        “Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that: (i) were asserted derivatively in the Derivative Actions, or (ii) Plaintiffs (individually or derivatively on behalf of ATI) or ATI ever had, now have, or hereafter can, shall, or may have that in any way arise out of, are based upon, relate to, or concern the claims, allegations, transactions, facts, circumstances, events, acts, disclosures, statements, representations, omissions, or failures to act alleged, set forth, referred to, or involved in the Derivative Actions. For the avoidance of doubt, the Released Plaintiff Claims do not include, and the Settlement does not release or impair: (i) any direct claims that are asserted or could have been asserted in the Actions (which claims are being released in connection with the Direct Claims Settlement); and (ii) any claims to enforce the Settlement and this Stipulation.

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1.38        “Released Plaintiff Persons” means Plaintiffs, Plaintiffs’ Counsel, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, immediate family members, insurers, reinsurers, and attorneys, in their capacities as such.

1.39        “Releases” means the releases set forth in ¶¶ 5.1–5.4 of this Stipulation.

1.40        “Robinson Action” means the putative class action styled Robinson v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0142-NAC (Del. Ch.).

1.41        “Securities Action” means the action captioned Burbige, et al. v. ATI Physical Therapy, Inc., f/k/a Fortress Value Acquisition Corp. II, et al., No. 1:21-cv-04349 (N.D. Ill.).

1.42        “Settlement” means the proposed settlement of the derivative claims asserted in the Derivative Actions on the terms and conditions set forth in this Stipulation.

1.43        “Settlement Fund” means the Cash Payment amount plus any interest earned thereon after it is deposited into the Account.

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1.44        “Settlement Hearing” means the hearing set by the Court to consider, among other things: (i) the Settlement and final approval of the Settlement; (ii) the joint request of the Parties that the Judgment be entered; and (iii) any objections to any of the foregoing.

1.45        “Stipulation” means this Stipulation and Agreement of Settlement, dated May 28, 2024.

1.46        “Summary Notice” means the Summary Notice to Current ATI Stockholders, substantially in the form of Exhibit A-2 attached hereto.

1.47        “Taxes” means any taxes due and payable with respect to the income earned by the Settlement Fund, including any interest or penalties thereon.

1.48       “Tax Expenses” means any reasonable expenses and costs incurred in connection with the payment of Taxes or the preparation of tax returns, including, without limitation, reasonable expenses of tax attorneys, accountants, and/or other advisors, and reasonable expenses relating to the filing of or failure to file all necessary or advisable tax returns.

1.49        “Unknown Claims” means any claims that a Party does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may in the future exist, upon any theory of law or equity, without regard to the subsequent discovery or existence of such different or additional facts.

2.	Terms of the Settlement

2.1        Cash Payment to ATI. Defendants shall cause their Side A D&O insurance carriers to pay Six Million Four Hundred Fifty Thousand Dollars ($6,450,000) to the Company exclusively for the release of the derivative claims asserted in the Derivative Actions (the “Cash Payment”). The Cash Payment shall be paid into the escrow account jointly controlled by ATI and Plaintiffs’ Counsel (the “Account”) within the later of (i) twenty (20) calendar days from the entry of the Preliminary Approval Order substantially in the form of Exhibit A attached hereto, or (ii) receipt of complete payment details, inclusive of all reasonably necessary information for an electronic funds transfer/ACH, wire, or delivery of a check (including payee name, a completed W-9 form, tax identification number, payment address, contact name and phone number, and wiring instructions, including bank name and address, ABA routing number, account name, account number, and SWIFT Code) and the Company and/or the receiving bank providing any required oral confirmation.

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2.2        The Cash Payment plus any interest earned, less (i) any Court-awarded attorneys’ fees and litigation expenses (including the Service Awards (defined herein)) paid or payable to Plaintiffs’ Counsel and/or any reserve to account for any potential future awards to Plaintiffs’ Counsel and/or incentive awards to Plaintiff; and (ii) Taxes and Tax Expenses with respect to any interest earned on the Settlement Fund while on deposit in the Account (the “Net Settlement Fund”), shall be transferred from the Account to the Company no later than seven (7) days following the later of (i) the Effective Date and (ii) the date that ATI provides Plaintiffs’ Counsel with a completed W-9 form and wire transfer instructions. The following provisions shall govern the Settlement Fund:

a)
All funds held in the Account shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as the funds shall be paid out of the Account pursuant to this Stipulation, and/or further order(s) of the Court. The Parties intend that all payments from the Account shall be made pursuant to and as provided by the terms of this Stipulation.

b)
The funds in the Account shall be invested exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held in the Account may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held in the Account may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States.

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c)
The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1. Upon written request, Defendants will provide to Plaintiffs’ Counsel the statement described in Treasury Regulation § 1.468B-3(e). Plaintiffs’ Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation § 1.468B- 2(k)(3), may and shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

d)
Any Taxes and Tax Expenses shall be paid out of the Settlement Fund, and shall be timely paid, or caused to be paid, by the Plaintiffs’ Counsel and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes and Tax Expenses on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein.

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Defendants shall have no responsibility for, nor bear any risk or liability with respect to the Account, its operation, or any Taxes or expenses incurred in connection with the Account. Plaintiffs’ Counsel and ATI shall be responsible for any administrative costs associated with the Account.

3.	Notice and Approval

3.1        Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court, and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit A attached hereto, requesting, among other things: (i) approval of the form and manner of providing Notice (as defined below in ¶ 3.2); (ii) a date for the Settlement Hearing; and (iii) and an injunction against the prosecution of any of the Released Claims, pending further order of the Court.

3.2        Notice shall consist of the approved Notice of Pendency and Proposed Settlement of the Derivative Actions (the “Notice”), which shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit A-1, and the Summary Notice substantially in the form attached hereto as Exhibit A-2.

3.3        ATI shall undertake the administrative responsibility for providing the Notice to its stockholders, and will pay all Notice Costs (which may be reimbursed by ATI’s Side A D&O insurance carriers). The Parties agree to jointly seek the scheduling of the Settlement Hearing to take place no earlier than sixty (60) calendar days from provision of Notice to the Company’s stockholders. Within fourteen (14) business days after the entry of the Preliminary Approval Order, ATI shall: (i) post a copy of the Notice, substantially in the form of Exhibit A-1 attached hereto, and this Stipulation, together with the exhibits attached hereto, on the Company’s website, which will remain on the website through the date of the Settlement Hearing; (ii) file with the SEC a Current Report on Form 8-K briefly describing the Settlement and stating where ATI stockholders can locate this Stipulation and the Notice on ATI’s website; and (iii) issue the Summary Notice via press release on Business Wire. The Parties believe the Notice constitutes adequate and reasonable notice to ATI stockholders pursuant to applicable law and due process. No later than twenty-four (24) business days following entry of the Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to the provision of the Notice in the manner specified in this paragraph.

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3.4         The Parties agree to request that the Court hold the Settlement Hearing, at which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit B attached hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; (ii) dismissing with prejudice the Ghaith Action; and (iii) releasing the Released Claims and the Released Defendant Claims.

4.	Plaintiffs’ Counsel’s Separately Negotiated Fee and Expense Amount

4.1        The Parties agree that, subject to Court approval, Plaintiffs’ Counsel in the Derivative Actions are entitled to a reasonable fee and expense amount, and the Company agrees that the Fee and Expense Amount of $1,550,000 is a fair and reasonable compensation for securing the $6.45 million recovery for ATI. The Fee and Expense Amount is in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could have been, or could be asserted by Plaintiffs’ Counsel or any other counsel in connection with the derivative claims in the Derivative Actions. It is not a condition of this Stipulation, the Settlement, or the Judgment that the Court award any attorneys’ fees or expenses to Plaintiffs’ Counsel. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Amount. In the event that the Court does not award attorneys’ fees or expenses, or in the event that the Court makes an award in an amount that is less than the Fee and Expense Amount or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, this Stipulation and the Settlement, including the effectiveness of the Releases and other obligations of the Parties set forth in this Stipulation, nevertheless shall remain in full force and effect.

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4.2        The Fee and Expense Amount approved by the Court, which shall be payable from the Cash Payment held in escrow, shall be immediately releasable from escrow upon entry of the Judgment and an order approving the Fee and Expense Amount, notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals. In the event the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the Judgment is reversed or vacated or materially attacked, within ten (10) business days after written notification by Defendants’ Counsel, which shall include sufficient written payment instructions, Plaintiffs’ Counsel shall be severally obligated to refund the Fee and Expense Amount by wire transfer to Defendants’ Side A D&O insurance carriers in accordance with the instructions to be provided by Defendants’ Counsel. Other than the obligation to pay or cause to be paid the Fee and Expense Amount, neither Defendants nor any other Released Person shall have any obligations to make any other payment pursuant to this Stipulation, nor any responsibility, obligation, or liability with respect to the Account or the monies maintained therein or the administration related to the Fee and Expense Amount, including, without limitation, any responsibility or liability related to allocation of the Fee and Expense Amount among Plaintiffs’ Counsel, any fees, taxes, investment decisions, maintenance, supervision, or distribution of any portion of the Fee and Expense Amount. ATI and Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees and expenses awarded among Plaintiffs’ Counsel and/or to any other person who may assert a claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement.

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4.3        The Parties further stipulate that Plaintiffs may apply to the Court for reasonable service awards for Plaintiffs of $2,500.00 each (“Service Awards”), only to be paid upon the Court’s approval, and to be paid from the Fee and Expense Amount awarded by the Court in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions. ATI and Defendants shall not oppose any such awards. The failure of the Court to approve any Service Awards, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation, and the effectiveness of the Releases and other obligations of the Parties set forth in this Stipulation nevertheless shall remain in full force and effect.

4.4        The payment of the Fee and Expense Amount pursuant to ¶¶ 4.1 and 4.2 hereof shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Actions. Any disputes regarding the allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall be mediated, and, if necessary, finally decided and resolved by the Mediator on the terms, conditions, and process set forth by the Mediator at the Mediator’s sole discretion. Any fee allocation mediation or arbitration fees and costs shall be borne solely by Plaintiffs’ Counsel and allocated by agreement or as finally determined by the Mediator.

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5.	Releases

5.1        The obligations incurred pursuant to this Stipulation and the Settlement are in consideration of the full and final disposition of the derivative claims in the Derivative Actions as against Defendants and the Releases provided for herein. Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, ATI, the Released Plaintiff Persons (individually and derivatively on behalf of ATI), and each and every stockholder of ATI (solely in their capacities as ATI stockholders), derivatively on behalf of ATI, shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims) against any of the Released Defendant Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons.

5.2        Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, ATI and the Released Defendant Persons each shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Defendant Claims (including Unknown Claims) against any of the Released Plaintiff Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons.

5.3        As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Judgment. The Judgment, including, without limitation, the Releases set forth in ¶¶ 5.1–5.2 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Parties and/or Plaintiffs arising out of or relating to the Released Claims.

5.4        Notwithstanding ¶¶ 5.1–5.3 above, nothing in the Judgment shall bar any action by any of the Parties to enforce the terms of this Stipulation or the Judgment.

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6.	Terms of the Judgment

6.1        If the Settlement contemplated by this Stipulation is approved by the Court, Plaintiffs’ Counsel and Defendants’ Counsel shall jointly request that the Court enter the Judgment, substantially in the form of Exhibit B attached hereto.

6.2        Furthermore, within ten (10) calendar days of the Settlement and the Direct Claims Settlement becoming Final, Plaintiff Phillip Goldstein in the Goldstein Action shall file a notice and/or proposed order to dismiss that action with prejudice.

7.	Stay of Proceedings

7.1        The Parties agree that the Ghaith Action is hereby stayed in its entirety, and that the Parties shall not initiate any proceedings in the Derivative Actions or otherwise, except those related to the Settlement.

7.2        If any action is filed in any state or federal court asserting any of the Released Claims prior to final approval of the Settlement, Defendants shall use their reasonable best efforts to prevent, stay, or seek the dismissal of such action, and to oppose the entry of any interim or final relief in favor of the plaintiff in such action against any of the Released Parties that challenges the Settlement or otherwise involves any of the Released Claims, and Plaintiffs will cooperate with and support such efforts
.
8.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

8.1        The Effective Date of this Stipulation shall be deemed to occur upon the occurrence or waiver of all of the following events:

a.	Court approval of the Notices, substantially in the form of Exhibits A-1 and A-2 attached hereto, and the subsequent dissemination of the Notices to ATI stockholders;

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b.
The Court has approved the Settlement as described herein, following the dissemination of the Notices to ATI stockholders and a hearing, if any, and entered the Judgment in all material respects in the form of Exhibit B attached hereto, approving the Settlement, dismissing the Ghaith Action with prejudice, and entering the Releases, without awarding costs to any party, except as provided herein, and the Judgment has become Final;

c.	The payment of the Fee and Expense Amount in accordance with ¶¶ 4.1 and 4.2;

d.	The passing of the date upon which the Judgment becomes Final;

e.
The Court has approved the Direct Claims Settlement, following publication of notice and a hearing, and has entered a judgment or order approving the Direct Claims Settlement and that judgment or order has become Final; and

f.	The dismissal of the Goldstein Action with prejudice.

8.2        If any of the conditions specified above in ¶ 8.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 8.4, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation and the Settlement.

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8.3        The Parties shall each have the right to terminate the Settlement by providing written notice of their election to do so to the other Parties within thirty (30) days of the date on which: (i) the Court refuses to approve the Settlement or the terms contained in this Stipulation or any material part thereof; (ii) the Court declines to approve the Preliminary Approval Order in any material respect; (iii) the Court refuses to enter the Judgment in any material respect as to the Settlement; or (iv) any appellate court refuses to approve the Judgment in such a way that the Court cannot, on remand from such an appeal, enter the Judgment. Furthermore, the Parties shall additionally have the right to terminate the Settlement by providing written notice of their election to do so to the other Parties within thirty (30) days of the date on which: (i) the Court refuses to approve the Direct Claims Settlement in any material part thereof; (ii) the Court enters a judgment that differs in any material respect from the judgment agreed upon by the parties to the Direct Claims Settlement; (iii) any appellate court refuses to approve the Direct Claims Settlement in such a way that the Court cannot, on remand from such an appeal, approve the Direct Claims Settlement; or (iv) the Direct Claims Settlement is terminated pursuant to the terms of the stipulation governing that settlement. For the avoidance of doubt, the Parties stipulate and agree that any change to (i) the scope of the Releases provided for in this Stipulation or (ii) the scope of the releases provided for in the stipulation for the Direct Claims Settlement, would constitute a material change that gives rise to Defendants’ right to terminate this Stipulation and the Settlement. The foregoing list is not intended to limit or impair the Parties’ rights under the law of contracts of the State of Delaware with respect to any breach of this Stipulation. In the event that the Settlement is terminated, the provisions of ¶ 8.4 below shall apply.

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8.4        If, for any reason, the Effective Date of this Stipulation does not occur, including if the Parties exercise their right to terminate the Settlement pursuant to ¶ 8.3 above, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) the Settlement and the terms and provisions of this Stipulation (other than those set forth in ¶¶ 1.1–1.49, 8.1, 8.3, 8.5, 10.1, 11.11, and 11.17 hereof) shall be canceled and have no further force and effect with respect to the Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose; (ii) the Parties shall be restored to their respective positions in the Derivative Actions as of April 22, 2024 (the date the Parties reached an agreement in principle to settle the derivative claims in the Derivative Actions), and the Parties shall proceed in all respects as if this Stipulation had not been entered; (iii) all Releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (iv) Plaintiffs’ Counsel, including their law firms, partners, and/or shareholders, and Plaintiffs, who have received any portion of the Fee and Expense Amount shall within ten (10) business days after written notification from Defendants’ Counsel or from a court of appropriate jurisdiction, refund to Defendants’ Side A D&O insurance carriers all such fees and expenses previously paid to them from the Fee and Expense Amount, including any Service Awards, according to written instructions from Defendants’ Counsel consistent with such reversal, modification, cancellation, or termination; and (v) statements made in connection with the negotiation of the Settlement and this Stipulation shall be without prejudice to the Parties with respect to the Derivative Actions, shall not be deemed or construed to be an admission of fact or wrongdoing by any Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Derivative Actions in any other action or proceeding.

8.5        No order of the Court, modification, or reversal on appeal of any order of the Court concerning the Fee and Expense Amount, Service Awards, and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

9.	Bankruptcy

9.1          In the event any proceedings by or on behalf of ATI, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.

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9.2        In the event of any Bankruptcy Proceedings by or on behalf of ATI, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals form the Bankruptcy Court to carry out the terms and conditions of this Stipulation.

10.	No Admission of Wrongdoing

10.1       Neither this Stipulation, nor the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith, is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Person of any fault, liability, or wrongdoing whatsoever, concerning the Derivative Actions or the facts and circumstances giving rise to the Derivative Actions. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Derivative Actions or any other actions or proceedings, or of any wrongdoing by any Defendant or of any damages or injury to Plaintiffs, ATI, or any ATI stockholder. Neither this Stipulation, nor the negotiations leading to the execution of this Stipulation, nor any proceedings taken pursuant to or in connection with this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (i) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Persons or with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted in the Derivative Actions or in any other litigation, or the deficiency of any defense that has been or could have been asserted in the Derivative Actions or in any other litigation, or of any liability, negligence, fault, injury, acts, omissions, or other wrongdoing of any kind by any of the Released Persons, or in any way referred to for any other reason as against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; (ii) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Persons that any of their claims or defenses are without merit, or that damage recoverable for the Derivative Actions would not have exceeded the Settlement consideration, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; nor (iii) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that this Stipulation and/or the Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that this Stipulation and/or the Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce this Stipulation and/or the Judgment.

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11.	Miscellaneous Provisions

11.1       The Parties: (i) acknowledge that it is their intent to obtain final approval by the Court of the terms and conditions of this Stipulation; (ii) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement all terms and conditions of the Stipulation; and (iii) agree to exercise their best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to accomplish the foregoing terms and conditions of the Stipulation expeditiously.

11.2       Any planned, proposed, or actual sale, merger, or change in control of ATI shall not void this Stipulation. This Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change in control of ATI, the Parties shall continue to seek court approval of the Settlement expeditiously, including, without limitation, the terms reflected in this Stipulation.

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11.3       The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs (individually or derivatively on behalf of ATI) or ATI against the Released Defendant Persons with respect to the Released Plaintiff Claims. Accordingly, the Parties and their counsel agree not to assert in any forum that any of the Derivative Actions were brought or defended in bad faith, without a reasonable basis, or in violation of Rule 11 of the Federal Rules of Civil Procedure. The Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties and reflect that the Settlement was reached voluntarily after negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims and defenses.

11.4       The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of the provisions herein be waived, except by a writing signed on behalf of each of the Parties (or their successors-in-interest).

11.5       Pending the Effective Date or the termination of this Stipulation according to its terms, Plaintiffs and all other ATI stockholders, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court, tribunal, or other forum.

11.6       All designations and agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of documents or information shall survive the Settlement.

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11.7       All exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

11.8       This Stipulation shall be deemed drafted equally by all of the Parties and will not be construed against any Party individually as the drafter.

11.9      This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties to resolve the derivative claims asserted in the Derivative Actions, and no representations, warranties, or inducements have been made to any Party concerning the Stipulation and/or any of its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.

11.10      This Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Actions, and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Parties or their counsel, or the circumstances under which this Stipulation was made or executed.

11.11      It is understood by the Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each Party or believed by such Party to be true; each Party, therefore, expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

11.12      Except as otherwise expressly provided herein, all parties, including all Defendants, Plaintiffs, Plaintiffs’ Counsel, and ATI shall bear their own fees, costs, and expenses.

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11.13      Counsel for the Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to this Stipulation to effectuate its terms and conditions.

11.14      Each Plaintiff represents and warrants that he or she: (i) has been a continuous stockholder of ATI at all times relevant to the allegations in the Derivative Actions; and (ii) will remain an ATI stockholder through the Effective Date. Plaintiffs and Plaintiffs’ Counsel represent that none of the claims or causes of action asserted in the Derivative Actions or any derivative claims that Plaintiffs could have asserted in the Derivative Actions have been assigned, encumbered, or in any manner transferred, in whole or in part.

11.15      All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

11.16     This Stipulation shall be binding upon, and inure to the benefit of, the Parties and the Released Persons, and their respective agents, successors, assigns, heirs, spouses, marital communities, executors, administrators, predecessors, trustees in bankruptcy, legal representatives, and any corporation, partnership, or other entity into or with which any Party merges, consolidates, or reorganizes. The Parties acknowledge and agree, for the avoidance of doubt, that the Released Persons are intended beneficiaries of this Stipulation and are entitled to enforce the Releases contemplated by the Settlement.

11.17      Any failure by any Party to this Stipulation to insist upon the strict performance by any other Party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other Party or Parties.

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11.18      This Stipulation and the exhibits attached hereto may be executed in one or more counterparts. A facsimiled or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts, including facsimile and/or PDF counterparts, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

11.19      The exclusive forum for the adjudication of any disputes arising under this Stipulation shall be the Court. Without affecting the finality of the Judgment entered in accordance with this Stipulation, except as otherwise provided for herein, the Court shall retain jurisdiction with respect to interpretation, implementation, and enforcement of the terms of this Stipulation and the Judgment, and the Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation, and the Judgment, and for matters arising out of, concerning, or relating thereto.

11.20      This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to the State’s choice of law principles.

11.21      The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

11.22      Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

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11.23      Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

11.24      Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or email transmission. Notice shall be provided as follows:

If to Plaintiffs:

ROBBINS LLP
Attn: Brian J. Robbins
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Tel: (619) 525-3990
Email: brobbins@robbinsllp.com

JOHNSON FISTEL, LLP
Attn: Michael I. Fistel, Jr.
40 Powder Springs Street
Marietta, GA 30064
Tel: (470) 632-6000
Email: michaelf@johnsonfistel.com

GLANCY PRONGAY & MURRAY LLP
Attn: Benjamin I Sachs-Michaels
745 Fifth Avenue, Fifth Floor New York Avenue
New York, New York 10151
Tel: (212) 935-7400
Email: bsachsmichaels@glancylaw.com

MORRIS KANDINOV LLP
Attn: Aaron T. Morris
305 Broadway, 7th Floor
New York, NY 10007
Tel: (212) 431-7473
Email: aaron@mokalaw.com

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If to Defendants:

WEIL, GOTSHAL & MANGES LLP
Attn: John A. Neuwirth
Joshua S. Amsel
767 Fifth Avenue
New York, New York 10153

Tel: (212) 310-8000
Fax: (212) 310-8007
Email: john.neuwirth@weil.com
joshua.amsel@weil.com

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attn: Scott D. Musoff
One Manhattan West
New York, New York 10001
Tel: (212) 735-3000
Fax: (212) 735-2000
Email: scott.musoff@skadden.com

11.25      No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by themselves and/or by their duly authorized attorneys.

ROBBINS LLP

 s/ Brian J. Robbins
Brian J. Robbins
Craig W. Smith
Gregory E. Del Gaizo
Shane P. Sanders
5060 Shoreham Place, Suite 300
San Diego, CA 92122
(619) 525-3990
brobbins@robbinsllp.com
csmith@robbinsllp.com
gdelgaizo@robbinsllp.com
ssanders@robbinsllp.com
Dated: May 28, 2024

JOHNSON FISTEL, LLP

 s/ Michael I. Fistel, Jr.
Michael I. Fistel, Jr.
Mary Ellen Conner
40 Powder Springs Street
Marietta, GA 30064
(470) 632-6000
michaelf@johnsonfistel.com
maryellenc@johnsonfistel.com
Dated: May 28, 2024

36

GLANCY PRONGAY & MURRAY LLP

 s/ Benjamin I. Sachs-Michaels
Benjamin I. Sachs-Michaels
745 Fifth Avenue, Fifth Floor New York Avenue
New York, NY 10151
(212) 935-7400
bsachsmichaels@glancylaw.com

Robert V. Prongay
Pavithra Rajesh
1925 Century Park East, Suite 2100
Los Angeles, CA 90067
(310) 201-9150
rprongay@glancylaw.com
prajesh@glancylaw.com

Counsel for Plaintiffs Vinay Kumar, Ziyang Nie,
Julia Chang, and Brendan Reginbald
Dated: May 28, 2024

MORRIS KANDINOV LLP s/ Aaron T. Morris Aaron T. Morris Andrew W. Robertson 305 Broadway, 7th Floor New York, NY 10007 (212) 431-7473 Counsel for Plaintiff Phillip Goldstein	Dated: May 28, 2024

37

WEIL, GOTSHAL & MANGES LLP

s/ Joshua S. Amsel
John A. Neuwirth
Joshua S. Amsel
Stefania D. Venezia
Tanner S. Stanley
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007
john.neuwirth@weil.com
joshua.amsel@weil.com
stefania.venezia@weil.com
tanner.stanley@weil.com

-and-
Dated: May 28, 2024

MUCH SHELIST, P.C.
Jason M. Rosenthal
191 North Wacker Drive, Suite 1800
Chicago, IL 60606
Tel: (312) 521-2437
Fax: (312) 521-2100
jrosenthal@muchlaw.com

Counsel for Nominal Defendant ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II) and Defendants Labeed Diab, Joseph Jordan, Cedric Coco, Ray Wahl, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, and James E. Parisi

38

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

s/ Charles F. Smith
Charles F. Smith
Laura Bernescu
155 North Wacker Drive
Chicago, Illinois 60606
Tel: (312) 407-0700
Fax: (312) 407-0411
charles.smith@skadden.com
laura.bernescu@skadden.com
Scott D. Musoff
One Manhattan West
New York, New York 10001
Tel: (212) 735-3000
Fax: (212) 735-2000
scott.musoff@skadden.com

Counsel for Defendants Fortress Acquisition Sponsor II, LLC, Fortress Investment Group LLC, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Daniel N. Bass, and Micah B. Kaplan

39

Exhibit A

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415

This Document Relates To: ALL ACTIONS	DEMAND FOR JURY TRIAL

[Caption continued on the next page]

IN THE COURT OF CHANCERY
OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN
A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK- AMINOACH, DANIEL BASS, and MICAH KAPLAN,

Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.
Case No. 2023-0582-NAC

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

WHEREAS, the above-captioned actions (together, the “Derivative Actions”) are pending in this Court and the Delaware Court of Chancery;

WHEREAS, (i) Plaintiffs Vinay Kumar, Ziyang Nie, Julia Chang, and Brendan Reginbald (collectively, the “Ghaith Plaintiffs”), each of whom commenced actions in the United States District Court for the Northern District of Illinois (the “Court”); (ii) Plaintiff Phillip Goldstein (together with the Ghaith Plaintiffs, “Plaintiffs”), who commenced an action in the Delaware Court of Chancery; (iii) Nominal Defendant ATI Physical Therapy, Inc. (“ATI” or the “Company”)1 f/k/a FVAC; (iv) Defendants Labeed S. Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak- Aminoach, Sunil Gulati, Cedric Coco, Ray Wahl, Daniel Bass, Micah Kaplan, and Teresa Sparks (collectively, the “Individual Defendants”); and (v) Defendants Fortress Investment Group LLC and Fortress Acquisition Sponsor II, LLC (together, the “Entity Defendants,” and collectively with the Individual Defendants, “Defendants,” and together with Plaintiffs and ATI, the “Parties”) have entered into the Stipulation and Agreement of Settlement, dated May 28, 2024 (the “Stipulation”), which (i) sets forth the terms and conditions for the settlement and resolution of the derivative claims in the Derivative Actions (the “Settlement”), (ii) fully, finally, and forever resolves, discharges, and settles the Released Claims, and (iii) provides for dismissal of the Derivative Actions with prejudice;

1 “ATI” or the “Company” also refers to Wilco Holdco, Inc., the private company predecessor to the current, publicly-traded ATI business following the consummation of a “de-SPAC” business combination between Wilco Holdco, Inc. and Fortress Value Acquisition Corp. II (“FVAC”), consummated on June 17, 2021.

WHEREAS, Plaintiffs have made an application, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed Settlement; (ii) approving the form and manner of the dissemination of the notices to Current ATI Stockholders, attached as Exhibits A-1 and A-2 to the Stipulation (the “Notices”); and (iii) scheduling a date for the Settlement Hearing for the Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable, and adequate, including the payment of the Fee and Expense Amount and approval of Service Awards to be paid therefrom;

WHEREAS, the parties to the Stipulation having consented to entry of this order (the “Preliminary Approval Order”);

WHEREAS, this Court has considered the Stipulation and the exhibits annexed thereto, Plaintiffs’ Motion for Preliminary Approval of the Settlement, all the papers filed, and arguments of the Parties made in connection therewith;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for ATI and ATI’s stockholders, and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator;

WHEREAS, the Court also finds, upon a preliminary evaluation, that ATI’s stockholders should be apprised of the Settlement through the proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing; and

WHEREAS, unless otherwise defined herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation;

NOW, THEREFORE, IT IS HEREBY ORDERED, this_____day of_________, 2024, that:

1.         The Court hereby preliminarily approves the Stipulation and the Settlement set forth therein as being fair, reasonable, and adequate, subject to further consideration at the Settlement Hearing described in ¶ 2 below.

2.         A Settlement Hearing shall be held before this Court on September 24, 2024 at 12:15 p.m., at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, IL 60604 for the following purposes:

(a)         to determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of ATI and its stockholders;

(b)         to determine whether the Judgment, attached as Exhibit B to the Stipulation, should be entered, which would dismiss with prejudice the derivative claims in the Ghaith Action, and fully and finally release the Released Claims against the Released Persons;

(c)         to determine whether to approve the Fee and Expense Amount and Service Awards;

(d)         to consider any objections to the Settlement and/or the Fee and Expense Amount; and

(e)         to consider any other matters that may be properly brought before the Court in connection with the Settlement.

3.         The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current ATI Stockholders of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, and retains jurisdiction to consider all further applications arising out of, or in connection with, the Settlement. The Court further reserves the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to Current ATI Stockholders. Further, the Court may render its Judgment and order the payment of a Fee and Expense Amount, all without further notice.

4.         Within fourteen (14) business days after the date of this Preliminary Approval Order, ATI shall: (i) post a copy of the Long-Form Notice, substantially in the form of Exhibit A- 1 attached to the Stipulation, and the Stipulation, together with the exhibits attached thereto, on the Company’s website, which will remain on the website through the date of the Settlement Hearing; (ii) file with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K briefly describing the Settlement and stating where ATI stockholders can locate the Stipulation and the Notices on ATI’s website; and (iii) issue the Summary Notice via press release on Business Wire.

5.         The Court finds that the form, substance, and dissemination of information regarding the Settlement in the manner set out in this Preliminary Approval Order: (i) constitutes notice that is reasonably calculated, under the circumstances, to apprise ATI stockholders of the pendency of the Derivative Actions, of the effect of the Settlement (including the releases to be provided thereunder), of Plaintiffs’ Counsel’s Fee and Expense Amount, of their right to object to the Settlement and/or the Fee and Expense Amount, and of their right to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the Settlement; and (iii) satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), and all other applicable laws and rules. The date and time of the Settlement Hearing shall be included in the Long-Form Notice before it is posted.

6.         No later than twenty-four (24) business days following entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court proof, by affidavit or declaration, of distribution of notice in the manner specified in ¶ 4.

7.         Papers in support of final approval of the Settlement, the Fee and Expense Amount, and Service Award shall be filed with the Court and served at least thirty-five (35) calendar days prior to the Settlement Hearing. Plaintiffs shall file with the Court and serve responses to any objections filed with the Court pursuant to ¶ 8 herein at least seven (7) calendar days prior to the Settlement Hearing.

8.         Any Current ATI Stockholder may object to the Settlement, the proposed Judgment, the proposed Fee and Expense Amount, and/or Service Awards, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such stockholders must submit a written statement explaining the stockholder’s objection(s) and the specific reasons for such objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and shall also take the following actions and be subject to the following conditions:

(a) submit a written statement identifying such stockholder’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel;

(b) be signed by the objector;

(c) state the case name and number, In re ATI Physical Therapy, Inc. S’holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill.), or Goldstein v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0582-NAC (Del. Ch.);

(d) provide proof of current ownership of ATI common stock, including the number of shares of ATI common stock held, and contain a statement that the objector continues to hold shares of ATI common stock as of the date of the filing of any such objection and will continue to hold shares of ATI common stock as of the date of the Settlement Hearing, as well as documentary evidence of when such stock ownership was acquired;

(e) submit any documentation in support of such objection(s), including clearly identifying any and all evidence (including any witnesses the objector intends to call and a statement as to the subjects of their testimony) that would be presented at the Settlement Hearing in connection with such objection(s);

(f) identify any case (by name and court) in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and

(g) include a proof of service.

If the stockholder wishes to appear at the Settlement Hearing, whether personally or through counsel, he, she, or it must also include a statement of intention to appear at the Settlement Hearing. Such materials must be filed with the Clerk of the Court of the U.S. District Court for the Northern District of Illinois, and delivered by hand or by First Class Mail to the following addresses, postmarked at least fourteen (14) calendar days before the Settlement Hearing:

JOHNSON FISTEL, LLP Michael I. Fistel, Jr. 40 Powder Springs Street Marietta, GA 30064 Counsel for Plaintiffs	WEIL, GOTSHAL & MANGES LLP John A. Neuwirth Joshua S. Amsel 767 Fifth Avenue New York, NY 10153
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Scott D. Musoff One Manhattan West New York, NY 10001 Counsel for Defendants

Any stockholder who fails to object in the manner described above shall be: (i) deemed to have waived and forfeited any objection to any aspect of the Settlement, Judgment, Fee and Expense Amount, and Service Awards; (ii) forever barred and foreclosed from raising such objection in the Derivative Actions, or any other action or proceeding, including objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Judgment to be entered approving the Settlement, the Fee and Expense Amount, or the Service Awards; (iii) deemed to have waived and be forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Judgment, the Fee and Expense Amount, or the Service Awards; and (iv) bound by the Judgment and the releases of claims therein.

9.           Copies of any written statements and materials sent by any Current ATI Stockholder pertaining to such stockholder’s objection, as provided for in ¶ 8 herein, that are received by Johnson Fistel, LLP must be sent by Johnson Fistel, LLP to all other Plaintiffs’ Counsel via email within three (3) calendar days after Johnson Fistel, LLP receives any such written statements and materials.

10.           Pending final determination of whether the Settlement should be approved, all proceedings and discovery in the Ghaith Action concerning the derivative claims and all further activity between the Parties regarding or directed toward the directive claims in the Ghaith Action, save for those activities and proceedings relating to the Stipulation and the Settlement, shall be stayed.

11.           Pending the Effective Date of the Settlement or the termination of the Stipulation according to its terms in the event the Stipulation is so terminated, Plaintiffs and/or any ATI stockholder, derivatively on behalf of ATI, are barred and enjoined from commencing, asserting, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Claims against any Released Person.

12.           The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to ATI stockholders.

13.           Neither this Preliminary Approval Order, the Stipulation, nor the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Person of any fault, liability, or wrongdoing whatsoever, concerning the Derivative Actions or the facts and circumstances giving rise to the Derivative Actions. Neither this Preliminary Approval Order, nor the Stipulation, is a finding or evidence of the validity or invalidity of any claims or defenses in the Derivative Actions or any other actions or proceedings, or of any wrongdoing by any Defendant or of any damages or injury to Plaintiffs, ATI, or any ATI stockholder. Neither this Preliminary Approval Order, the Stipulation, nor the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (i) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Persons or with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted in the Derivative Actions or in any other litigation, or the deficiency of any defense that has been or could have been asserted in the Derivative Actions or in any other litigation, or of any liability, negligence, fault, injury, acts, omissions, or other wrongdoing of any kind by any of the Released Persons, or in any way referred to for any other reason as against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; (ii) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Persons that any of their claims or defenses are without merit, or that damage recoverable for the Derivative Actions would not have exceeded the Settlement consideration, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; nor (iii) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that this Preliminary Approval Order, the Stipulation, and/or the Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that this Preliminary Approval Order, the Stipulation and/or the Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce the Stipulation and/or the Judgment.

14.           In the event that the Settlement is not approved by the Court, the Effective Date does not occur, or the Settlement is terminated as provided in the Stipulation: (i) this Preliminary Approval Order shall be vacated, rendered null and void, and be of no further force and effect (except as otherwise provided in the Stipulation); (ii) the Parties shall be restored to their respective positions that existed as of April 22, 2024 as set forth in ¶ 8.4 of the Stipulation; (iii) all of the Parties’ respective claims and defenses as to any issue in the Derivative Actions shall be preserved without prejudice in any way; (iv) statements made in connection with the mediation and/or negotiation of the Settlement and the Stipulation shall be without prejudice in any way to the positions of the Parties with respect to the Derivative Actions, shall not be deemed or construed to be an admission of fact or wrongdoing by any Party of any act, matter, or proposition, shall not entitle any Party to recover any fees, costs, or expenses incurred in connection with the Derivative Actions, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or any other action or proceeding; and (v) neither the existence of the Settlement, the Stipulation, nor any settlement communications shall be admissible as evidence or shall be referred to for any purpose in the Derivative Actions, or in any other suit, action, or proceeding.

15.           If the Settlement is approved by the Court following the Settlement Hearing, the Parties will request that the Court enter the Judgment, substantially in the form attached as Exhibit B to the Stipulation. The effectiveness of the Judgment shall not be conditioned upon the approval by the Court of the Fee and Expense Amount or the Service Awards, either at all or in any particular amount.

16.           The Court retains jurisdiction to consider all further matters arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
THE HONORABLE EDMOND E. CHANG

Exhibit A-1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415
This Document Relates To: ALL ACTIONS	DEMAND FOR JURY TRIAL

[Caption continued on the next page]

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK- AMINOACH, DANIEL BASS, and MICAH KAPLAN,
Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.

Case No. 2023-0582-NAC

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF STOCKHOLDER DERIVATIVE CLAIMS

TO:      ALL RECORD AND BENEFICIAL OWNERS OF COMMON STOCK OF ATI PHYSICAL THERAPY, INC. (“ATI” OR THE “COMPANY”) AS OF MAY 28, 2024 (“CURRENT ATI STOCKHOLDERS”) (EXCLUDING THE INDIVIDUAL DEFENDANTS, THE ENTITY DEFENDANTS, THE OFFICERS AND DIRECTORS OF ATI, MEMBERS OF THEIR IMMEDIATE FAMILIES, THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS, ANY ENTITY IN WHICH THE INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST, AND THEIR SUCCESSORS-IN-INTEREST).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY, AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTIONS. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL  OF  DERIVATIVE  CLAIMS  AND  CONTAINS  IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THE ABOVE-CAPTIONED ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE CLAIMS IN THE ABOVE-CAPTIONED DERIVATIVE ACTIONS, STOCKHOLDERS OF ATI AND ATI WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING THE RELEASED CLAIMS.

PLEASE NOTE THAT THIS SETTLEMENT DOES NOT CONCERN “CLASS ACTION” CLAIMS, AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THE DERIVATIVE CLAIMS. THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Illinois (the “Court”) that a proposed Settlement1 has been reached concerning the derivative claims in an action captioned In re ATI Physical Therapy, Inc. S’holder Derivative Litigation, No. 1:21-cv-06415 (N.D. Ill.) (the “Ghaith Action”). In addition to the Ghaith Action, if approved, the Settlement will also resolve the derivative claims in the related action captioned Goldstein v. Fortress Acquisition Sponsor II, LLC et al., No. 2023-0582-NAC (Del. Ch.) (the “Goldstein Action,” and together with the Ghaith Action, the “Derivative Actions”).

The Stipulation was entered into by and among: (i) Plaintiffs Vinay Kumar, Ziyang Nie, Julia Chang, and Brendan Reginbald (collectively, the “Ghaith Plaintiffs”), each of whom commenced actions in the Court; (ii) Plaintiff Phillip Goldstein (together with the Ghaith Plaintiffs, “Plaintiffs”), who commenced the Goldstein Action in the Delaware Court of Chancery; (iii) Nominal Defendant ATI f/k/a FVAC; (iv) Defendants Labeed S. Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Cedric Coco, Ray Wahl, Daniel Bass, Micah Kaplan, and Teresa Sparks (collectively, the “Individual Defendants”); and (v) Defendants Fortress Investment Group LLC and Fortress Acquisition Sponsor II, LLC (together, the “Entity Defendants,” and together with the Individual Defendants, “Defendants,” and together with Plaintiffs and ATI, the “Parties”).

As explained below, a hearing will be held on September 24, 2024 at 12:15 p.m., before the Honorable Edmond E. Chang (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the proposed Settlement are set forth in the Stipulation and the exhibits attached thereto and are summarized in this Notice. This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and which is also available for viewing at [to be inserted once the Preliminary Approval Order is entered].

1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement, dated May 28, 2024 (the “Stipulation”).

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but it is merely to advise you of the pendency and settlement of the derivative claims in the Derivative Actions.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of ATI. The Settlement will result in a monetary payment to the Company, not in payment to individuals, and accordingly, there will be no claims procedure.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.               The purpose of this Notice is to inform ATI stockholders of:

•	the existence of the derivative claims in the Ghaith Action in the Court and the Goldstein Action in the Delaware Court of Chancery, which were brought on behalf of and for the benefit of ATI;

•	the Settlement between Plaintiffs and Defendants reached to resolve the derivative claims in the Derivative Actions, subject to Court approval, as provided in the Stipulation;

•
the hearing to be held by the Court on September 24, 2024 to consider the fairness, reasonableness, and adequacy of the Settlement, and dismissal of the derivative claims in the Ghaith Action with prejudice;

•	Plaintiffs’ Counsel’s application to the Court for an award of attorneys’ fees and expenses (the “Fee and Expense Amount”); and

•	Plaintiffs’ Counsel’s application to the Court for service awards to the Plaintiffs (the “Service Awards”).

2.            The Stipulation and the Settlement, subject to the approval of the Court, are intended by the Parties to completely, fully, finally, and forever release, relinquish, settle, and discharge the Released Claims and result in the complete dismissal of the derivative claims in the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. Upon the Settlement and the Direct Claims Settlement becoming Final, Plaintiff Goldstein in the Goldstein Action has agreed to dismiss that action with prejudice. The Settlement is the product of good faith and arm’s-length settlement negotiations overseen by an experienced mediator.

3.            This Notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, please see the full Stipulation and its exhibits posted on ATI’s website, [to be inserted once Preliminary Approval Order is entered], contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Court.

WHAT ARE THE DERIVATIVE ACTIONS ABOUT? WHAT HAS HAPPENED SO FAR?

4.            The derivative claims in the Derivative Actions are brought on behalf of ATI, and allege claims for breach of fiduciary duty and other related claims against the Individual Defendants and Entity Defendants in connection with Plaintiffs’ allegations that these defendants wrongfully agreed to the acquisition of Wilco Holdco, Inc. by Fortress Value Acquisition Corp. II (now known as ATI), which arose from an unfair process, including disclosure defects regarding staffing retention issues the Company was experiencing leading up to the Business Combination and insufficient due diligence performed in connection with the Business Combination, and which resulted in a majority of stockholders voting to approve the transaction, all for the Individual Defendants’ own material gain. Defendants have denied, and continue to deny, all allegations of wrongdoing or liability asserted in the Derivative Actions.

A.	The Ghaith Action

5.            On December 1, 2021, May 10, 2022, and September 22, 2022, respectively, Plaintiffs Hamza Ghaith, Vinay Kumar, and Brendan Reginbald filed stockholder derivative complaints on behalf of ATI, which were subsequently consolidated and styled In re ATI Physical Therapy, Inc. S’Holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill) (the “Ghaith Action”). On November 21, 2022, the Ghaith Plaintiffs filed in the Court a consolidated amended stockholder derivative complaint on behalf of Nominal Defendant ATI and against Defendants Fortress Investment Group LLC, Fortress Acquisition Sponsor II, LLC, Labeed Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, and Sunil Gulati (collectively, with Teresa Sparks, the “Ghaith Defendants”), asserting claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, contribution, indemnification, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

6.            On January 20, 2023, the Ghaith Defendants moved to dismiss the consolidated amended stockholder derivative complaint. Instead of opposing the Ghaith Defendants’ motions, on March 3, 2023, the Ghaith Plaintiffs filed a motion for leave to file a consolidated second amended stockholder direct and derivative complaint, which the Court granted on March 31, 2024. On April 2, 2024, the Ghaith Plaintiffs filed their consolidated second amended stockholder direct and derivative complaint, which, in addition to the derivative claims described above, asserted direct claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and unjust enrichment.

7.            On April 24, 2024, the Ghaith Plaintiffs and the Ghaith Defendants filed a joint motion to stay all deadlines and proceedings based on settlement, which the Court granted on April 30, 2024.

B.	The Goldstein Action

8.            On June 1, 2023, Plaintiff Phillip Goldstein filed a dual putative class action and stockholder derivative complaint, styled Goldstein v. Diab, et al.. No. 2023-0582-NAC (Del. Ch.) (the “Goldstein Action”), in the Delaware Court of Chancery against Defendants Labeed Diab, Joseph Jordan, Cedric Coco, Ray Wahl, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, and Sunil Gulati (collectively with Fortress Acquisition Sponsor II, LLC, Daniel Bass, and Micah Kaplan, the “Goldstein Defendants”). On August 8, 2023, Plaintiff Goldstein filed an amended complaint, adding Fortress Acquisition Sponsor II, LLC, Daniel Bass, and Micah Kaplan as defendants, and asserting direct claims for tortious interference, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty on behalf of stockholders who were entitled to, but did not, redeem their shares of FVAC Class A common stock prior to the Business Combination, as well as derivative claims for fraud, breach of fiduciary duty, and aiding and abetting breach of fiduciary duty on behalf of ATI. On October 6, 2023, the court granted a motion to stay the Goldstein Action pending resolution of motions to dismiss in a related putative class action captioned Robinson v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0142-NAC (Del. Ch.) (the “Robinson Action”).2 On April 25, 2024, the parties filed a letter advising the court that they had reached an agreement in principle to settle the Goldstein Action and related matters.

C.	Settlement Negotiations

9.            In January 2024, the Parties, along with the parties to the Robinson Action, began engaging in settlement discussions supervised by former District Court Judge Layn Phillips (the “Mediator”) and his team at Phillips ADR Enterprises (“PADRE”). Though these initial settlement discussions did not lead to a settlement, a framework for potential resolution was discussed, and the Parties agreed to participate in a formal, in-person mediation session. On March 7, 2024, the Parties, along with the parties to the Robinson Action and the Securities Action,3 participated in an in-person mediation session with the Mediator but did not reach a resolution at that time. The Parties continued settlement discussions following the March 7, 2024 mediation under the supervision of and facilitated by the Mediator.

10.          On March 12, 2024, the Parties participated in another mediation with the Mediator via Zoom in an attempt to reach a resolution of the claims. No resolution was reached at the March 12, 2024 mediation; however, extensive negotiations followed the March 12, 2024 mediation session, including separate caucus sessions, joint sessions, and email communications with the Mediator and counsel.

11.            On April 22, 2024, the Mediator issued, and the Parties accepted, a double-blind Mediator’s Recommendation which resolved all claims (both derivative and direct) asserted in the Ghaith Action, the Goldstein Action, the Securities Action, and the Robinson Action (collectively, the “Actions”).

2 The Robinson Action asserts direct claims for breach of fiduciary duty and aiding and abetting breach of fiduciary duty, on behalf of similarly situated record and beneficial FVAC Class A common stockholders who were entitled to, but did not, redeem their FVAC shares prior to the Business Combination against Defendants Fortress Acquisition Sponsor II, LLC, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach, Sunil Gulati, Daniel N. Bass, Micah B. Kaplan, and Labeed Diab in the Delaware Court of Chancery.

3 The Securities Action refers to a related federal securities class action captioned Burbige, et al. v. ATI Physical Therapy, Inc. f/k/a Fortress Value Acquisition Corp. II, et al., No. 1:21-cv-04349 (N.D. Ill.). In December 2023, the parties in the Securities Action participated in an in-person private mediation with the Mediator which led to tentative agreement to settle that action in January 2024.

 12.         On                        , 2024, the Court entered the Preliminary Approval Order in connection with the Settlement, which, among other things, authorized this Notice and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE PRINCIPAL TERMS OF THE SETTLEMENT?

13.         Pursuant to the terms of the Settlement set forth in the Stipulation, in consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiff Claims (defined in ¶ 20 below) against the Released Defendant Persons (defined in ¶ 20 below), and the Released Defendant Claims (defined in ¶ 20 below) against the Released Plaintiff Persons (defined in ¶ 20 below), and the dismissal with prejudice of the derivative claims in the Derivative Actions, Defendants shall cause their excess Side A D&O insurance carriers to pay $6.45 million to the Company exclusively for the release of the derivative claims asserted in the Derivative Actions (the “Cash Payment”).

WHAT ARE THE PARTIES REASONS FOR THE SETTLEMENT?

14.        Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the risk, expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Actions through trial and any subsequent appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties, risks, and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions. Based on their investigation and evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of ATI and its stockholders.

15.         Defendants have denied, and continue to deny, any and all allegations of fault, wrongdoing, liability, or damages whatsoever. Specifically, Defendants have expressly denied, and continue to deny, each and all of the claims by Plaintiffs in the Derivative Actions, including, without limitation, any liability arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Without limiting the foregoing, Defendants have denied, and continue to deny, among other things, that they have committed any violations of the Securities Exchange Act of 1934 or other law, have engaged in any wrongdoing whatsoever, have breached their fiduciary duties or any other duty owed to ATI or its stockholders, have acted improperly in any way, have any liability or owe any damages of any kind to ATI or its stockholders, and/or were unjustly enriched. Defendants maintain that their conduct was at all times proper, in the best interests of ATI and its stockholders, and in compliance with applicable law. Defendants also deny that ATI or its stockholders suffered any damage or were harmed by any act, omission, or conduct by Defendants that was alleged or could have been alleged in the Derivative Actions. Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ATI and all of its stockholders. In addition, Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Actions.

16.         Nonetheless, Defendants are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Derivative Actions or any liability with respect thereto, having concluded that it is desirable for the derivative claims in the Derivative Actions to be fully and finally settled and dismissed in the manner and upon the terms and conditions set forth in the Stipulation. Defendants, therefore, have determined that it is in the best interests of the Company and its stockholders for the derivative claims asserted in the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

17.         For the avoidance of doubt, nothing in the Stipulation or the Settlement shall be construed as an admission by Defendants of any wrongdoing, fault, liability, or damages whatsoever or any infirmity in the in the defenses that Defendants could have asserted.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

18.         The Parties agree that, subject to Court approval, Plaintiffs’ Counsel in the Derivative Actions are entitled to a reasonable fee and expense amount, and the Company agrees that the Fee and Expense Amount of $1,550,000 is a fair and reasonable compensation for securing the Cash Payment for ATI. The Parties further stipulate that Plaintiffs may apply to the Court for reasonable Service Awards for Plaintiffs of $2,500.00 each, only to be paid upon the Court’s approval, and to be paid from the Fee and Expense Amount awarded by the Court in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions. All of the terms of the Settlement, including the payment of the Fee and Expense Amount and the Service Awards, are subject to approval by the Court.

19.         It is not a condition of the Stipulation, the Settlement, or the Judgment that the Court award any attorneys’ fees or expenses to Plaintiffs’ Counsel. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Amount. In the event that the Court does not award attorneys’ fees or expenses, or in the event the Court makes an award in an amount that is less than the amount requested by Plaintiffs’ Counsel or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, the Settlement, including the effectiveness of the Releases and other obligations of the Parties, nevertheless shall remain in full force and effect. The failure of the Court to approve any Service Award, in whole or in part, also shall have no effect on the Settlement, and the effectiveness of the Releases and other obligations of the Parties set forth in the Stipulation nevertheless shall remain in full force and effect.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL BE RELEASED?

20.         If the Settlement is approved, the Court will enter the Judgment. Pursuant to the Judgment, upon the Effective Date of the Settlement, the derivative claims in the Derivative Actions will be dismissed with prejudice and the following releases will occur:

Release of Claims by Plaintiffs. ATI, the Released Plaintiff Persons (individually and derivatively on behalf of ATI), and each and every stockholder of ATI (solely in their capacities as ATI stockholders), derivatively on behalf of ATI, shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims) against any of the Released Defendant Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons.

Release of Claims by Defendants. ATI and the Released Defendant Persons each shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Defendant Claims (including Unknown Claims) against any of the Released Plaintiff Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons.

“Released Defendant Claims” means any and all claims, demands, rights, causes of action, sanctions, complaints, and liabilities whatsoever, whether based in law or equity, arising under federal, state, local, statutory, or common law, or other law, rule, or regulation, including both known claims and Unknown Claims, that arise out of or relate in any way to the institution, prosecution, or settlement of the Derivative Actions. The Released Defendant Claims do not include any claims to enforce the Settlement, any claims between or among Defendants and Released Defendant Persons, and any claims between Defendants and Released Defendant Persons and their respective insurers.

“Released Defendant Persons” means each and all of the following: (i) each and every Defendant in the Derivative Actions; (ii) such Defendants’ respective present and former parents, affiliates, subsidiaries, divisions, general partners, limited partners, directors, officers, and any Person in which any such Defendant has or had a controlling interest; and (iii) the present and former members of the immediate family, heirs, principals, trustees, trusts, executors, administrators, predecessors, successors, assigns, members, agents, subsidiaries, employees, officers, managers, directors, general partners, limited partners, bankers, attorneys, accountants, auditors, representatives, estates, divisions, advisors, estate managers, indemnifiers, insurers, and reinsurers of each of the Persons listed in subparts (i) or (ii) of this definition.

“Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that: (i) were asserted derivatively in the Derivative Actions, or (ii) Plaintiffs (individually or derivatively on behalf of ATI) or ATI ever had, now have, or hereafter can, shall, or may have that in any way arise out of, are based upon, relate to, or concern the claims, allegations, transactions, facts, circumstances, events, acts, disclosures, statements, representations, omissions, or failures to act alleged, set forth, referred to, or involved in the Derivative Actions. For the avoidance of doubt, the Released Plaintiff Claims do not include, and the Settlement does not release or impair: (i) any direct claims that are asserted or could have been asserted in Derivative Actions (which claims are being released in connection with the Direct Claims Settlement); and (ii) any claims to enforce the Settlement and the Stipulation.

“Released Plaintiff Persons” means Plaintiffs, Plaintiffs’ Counsel, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, immediate family members, insurers, reinsurers, and attorneys, in their capacities as such.

“Unknown Claims” means any of the claims that a Party does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may in the future exist, upon any theory of law or equity, without regard to the subsequent discovery or existence of such different or additional facts.

21.          The Effective Date of the Settlement will be the first date upon which the following conditions of the Settlement have been met or waived: (i) Court approval of the Notice, and the subsequent dissemination of the Notice to ATI stockholders; (ii) Court approval of the Settlement and the Court entering the Judgment, approving the Settlement, dismissing the derivative claims in the Ghaith Action with prejudice, and entering the Releases; (iii) the payment of the Fee and Expense Amount; (iv) the passing of the date upon which the Judgment becomes Final; (v) the Court has approved the Direct Claims Settlement and has entered a judgment or order approving the Direct Claims Settlement and that judgment or order has become Final; and (vi) the dismissal of the Goldstein Action with prejudice.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?
MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE SETTLEMENT HEARING IF I DO NOT LIKE THE SETTLEMENT?

22.         YOU ARE HEREBY NOTIFIED that a hearing will be held on September 24, 2024 at 12:15 p.m., before the Honorable Edmond E. Chang of the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, IL 60604 for the following purposes: (i) to determine whether the proposed Settlement of the Derivative Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate, and in the best interests of ATI and its stockholders; (ii) to determine whether to approve the Fee and Expense Amount and Service Awards; (iii) to determine whether the Judgment should be entered dismissing the derivative claims in the Ghaith Action with prejudice and releasing the Released Claims against the Released Persons; (iv) to consider any objections to the Settlement, the Fee and Expense Amount, and/or the Service Awards; and (v) to consider any other matters as the Court may deem appropriate.

23.         The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to you of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court further reserves the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to you. Further, the Court may render its Judgment and order the payment of a Fee and Expense Amount, all without further notice. The Court further reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to ATI stockholders. Any ATI stockholder (or his, her, or its counsel) who wishes to appear at (or otherwise attend) the Settlement Hearing should consult the Court’s calendar and/or ATI’s website, [to be inserted once Preliminary Approval Order is entered], for any change in date, time, or format of the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ Counsel as indicated in ¶ 25 below.

24.         Any Current ATI Stockholder may object to the Settlement of the Derivative Actions, the proposed Judgment, the proposed Fee and Expense Amount, and/or the Service Awards, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such stockholders must submit a written statement explaining the stockholder’s objection(s) and the reasons for such objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and shall also take the following actions and be subject to the following conditions: (i) submit a written statement identifying such stockholder’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (ii) be signed by the objector; (iii) state the case name and number, In re ATI Physical Therapy, Inc. S’holder Derivative Litigation, No. 1:21-cv-06415 (N.D. Ill.), or Goldstein v. Fortress Acquisition Sponsor II, LLC, et al., No. 2023-0582-NAC (Del. Ch.); (iv) provide proof of current ownership of ATI common stock, including the number of shares of ATI common stock held, and contain a statement that the objector continues to hold shares of ATI common stock as of the date of the filing of any such objection and will continue to hold shares of ATI common stock as of the date of the Settlement Hearing, as well as documentary evidence of when such stock ownership was acquired; (v) submit any documentation in support of such objection(s), including clearly identifying any and all evidence (including any witnesses the objector intends to call and a statement as to the subjects of their testimony) that would be presented at the Settlement Hearing in connection with such objection(s); (vi) identify any case (by name and court) in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (vii) include a proof of service. If the stockholder wishes to appear at the Settlement Hearing, whether personally or through counsel, he, she, or it must also include a statement of intention to appear at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown. Any ATI stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

25.          IF YOU WISH TO MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE COURT NO LATER THAN                    , 2024 BY HAND OR FIRST CLASS
MAIL. The Clerk’s address is:

Clerk of the Court
Everett McKinley Dirksen U.S. Courthouse,
219 South Dearborn Street,
Chicago, IL 60604

YOU MUST ALSO DELIVER COPIES OF THE MATERIALS TO THE PARTIES’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN                       , 2024.
Counsel’s addresses are:

JOHNSON FISTEL, LLP Michael I. Fistel, Jr. 40 Powder Springs Street Marietta, GA 30064 Counsel for Plaintiffs
WEIL, GOTSHAL & MANGES LLP
John A. Neuwirth
Joshua S. Amsel
767 Fifth Avenue
New York, NY 10153

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Scott D. Musoff
One Manhattan West
New York, NY 10001

Counsel for Defendants

26.          Any stockholder who fails to object in the manner described above shall be: (i) deemed to have waived and forfeited any objection to any aspect of the Settlement, Judgment, Fee and Expense Amount, and/or Service Awards; (ii) forever barred and foreclosed from raising such objection in the Derivative Actions, or any other action or proceeding, including objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Judgment to be entered approving the Settlement, the Fee and Expense Amount, or the Service Awards; (iii) deemed to have waived and be forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Judgment, the Fee and Expense Amount, or the Service Awards; and (iv) bound by the Judgment and the releases of claims therein.

ATI STOCKHOLDERS AS OF MAY 28, 2024 THAT HAVE NO OBJECTION TO THE SETTLEMENT, JUDGMENT, FEE AND EXPENSE AMOUNT, AND/OR SERVICE AWARDS DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

WHAT IS THE EFFECT OF THE SETTLEMENT?

27.         Pending the Court’s determination as to final approval of the Settlement, (i) all proceedings concerning derivative claims in the Ghaith Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) Plaintiffs (individually or derivatively on behalf of ATI), and all other ATI stockholders (derivatively on behalf of ATI) are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding in any forum, involving any of the Released Claims against any of the Released Persons; and (iii) Defendants are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Claims against any of the Released Persons.

28.         As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Judgment. The Judgment, including, without limitation, the Releases set forth therein, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Persons arising out of or relating to the Released Claims.

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

29.         This Notice does not purport to be a comprehensive description of the Derivative Actions, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. This Notice is a summary description of the Derivative Actions, the complaints in the Derivative Actions, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at [to be inserted once Preliminary Approval Order is entered].

30.         Inquiries regarding the proposed Settlement also may be made to Plaintiffs’ Counsel in the Derivative Actions: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, GA 30064, telephone: (470) 632-6000.

DO NOT CONTACT THE CLERK OF THE COURT REGARDING THIS NOTICE

DATED:	, 2024	BY ORDER OF THIS COURT
U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS

Exhibit A-2

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415

This Document Relates To: ALL ACTIONS	DEMAND FOR JURY TRIAL

[Caption continued on the next page]

IN THE COURT OF CHANCERY
OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN
A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK- AMINOACH, DANIEL BASS, and MICAH KAPLAN,
Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.
Case No. 2023-0582-NAC

TO:      ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ATI PHYSICAL THERAPY, INC. (“ATI” OR “THE COMPANY”) AS OF MAY 28, 2024.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTIONS.

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF THE DERIVATIVE ACTIONS. THIS SETTLEMENT DOES NOT CONCERN “CLASS ACTION” CLAIMS. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS’ FEES AND EXPENSES DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

YOU ARE HEREBY NOTIFIED that derivative claims in the above-captioned actions (the “Derivative Actions”) are being settled on the terms set forth in the Stipulation and Agreement of Settlement, dated as of May 28, 2024 (the “Stipulation” or “Settlement”).1 This Summary Notice is provided by order of the U.S. District Court for the Northern District of Illinois.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Long-Form Notice”), and should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.2

The Derivative Actions allege claims for breach of fiduciary duty and related claims against the Individual Defendants and Entity Defendants relating to the acquisition of Wilco Holding, Inc. by Fortress Value Acquisition Corp. II.

Pursuant to the terms of the Settlement set forth in the Stipulation, Defendants shall cause their excess Side A D&O insurance carriers to pay $6.45 million to the Company exclusively for the release of the derivative claims asserted in the Derivative Actions (the “Cash Payment”).

The Settling Parties agree that, subject to Court approval, Plaintiffs’ Counsel in the Derivative Actions are entitled to a reasonable fee and expense amount, and the Company agrees that the Fee and Expense Amount of $1,550,000 is a fair and reasonable compensation for securing the Cash Payment for ATI. The Settling Parties further stipulate that Plaintiffs may apply to the Court for reasonable Service Awards for Plaintiffs of $2,500.00 each, subject to Court approval and only to be paid out of the Fee and Expense Amount. All of the terms of the Settlement, including the payment of the Fee and Expense Amount and the Service Awards, are subject to approval by the Court. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions.

On September 24, 2024 at 12:15 p.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Judge Edmond E. Chang of the of the U.S. District Court for the Northern District of Illinois, for the following purposes: (i) to determine whether the proposed Settlement of the Derivative Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate, and in the best interests of ATI and its stockholders; (ii) to determine whether to approve the Fee and Expense Amount and Service Awards; (iii) to determine whether the Judgment should be entered dismissing the derivative claims in the Ghaith Action with prejudice against Defendants; (iv) to consider any objections to the Settlement, the Fee and Expense Amount, and/or Service Awards; and (v) to consider any other matters as the Court may deem appropriate. The date and time of the Settlement Hearing may change. Any ATI stockholder

1 All capitalized terms herein have the same meanings as set forth in the Stipulation, unless otherwise stated.

2 A copy of the Stipulation has been filed with the Court and may also be viewed at the following website: [insert after entry of Preliminary Approval Order].

(or his, her, or its counsel) who wishes to appear at (or otherwise attend) the Settlement Hearing should consult the Court’s calendar and/or ATI’s website, [to be inserted once Preliminary Approval Order is entered], for any change in date, time, or format of the Settlement Hearing.

If you want to object at the Settlement Hearing, you must be a Current ATI Stockholder and you must first comply with the procedures for objecting, which are set forth in the Stipulation and the Long-Form Notice, which are available at www.[[insert after entry of the Preliminary Approval Order]]. Any Current ATI Stockholder who satisfies these requirements may enter an appearance before the Court, at their own expense either individually or through counsel of their choice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and served upon the Parties’ counsel by no later than                      , in accordance with the procedures set forth in the Stipulation and the Long-Form Notice. Any Current ATI Stockholder who fails to object in accordance with such procedures will be bound by the Judgment of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

This Summary Notice is not a complete statement of the events of the Derivative Actions or the terms set forth in the Stipulation. For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, you may inspect the Stipulation and other papers filed in the Ghaith Action at the Clerk of Court’s office at any time during regular business hours. In addition, copies of the Stipulation and the Long-Form Notice are available on the investor relations section of the Company’s website. Inquiries regarding the proposed Settlement also may be made to counsel for the plaintiffs in the Derivative Actions: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, GA 30064.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS SUMMARY NOTICE.

Exhibit B

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415

This Document Relates To: ALL ACTIONS	DEMAND FOR JURY TRIAL

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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN
A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK- AMINOACH, DANIEL BASS, and MICAH KAPLAN,
Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.
Case No. 2023-0582-NAC

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, the above-captioned actions (together, the “Derivative Actions”) are pending in this Court and the Delaware Court of Chancery;

WHEREAS, (i) Plaintiffs Vinay Kumar, Ziyang Nie, Julia Chang, and Brendan Reginbald (collectively, the “Ghaith Plaintiffs”), each of whom commenced actions in the United States District Court for the Northern District of Illinois (the “Court”); (ii) Plaintiff Phillip Goldstein (together with the Ghaith Plaintiffs, “Plaintiffs”), who commenced an action in the Delaware Court of Chancery; (iii) Nominal Defendant ATI Physical Therapy, Inc. (“ATI” or the “Company”)1 f/k/a FVAC; (iv) Defendants Labeed S. Diab, Joseph Jordan, John L. Larsen, John Maldonado, Carmine Petrone, Joanne M. Burns, Christopher Krubert, James E. Parisi, Andrew A. McKnight, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak- Aminoach, Sunil Gulati, Cedric Coco, Ray Wahl, Daniel Bass, Micah Kaplan, and Teresa Sparks (collectively, the “Individual Defendants”); and (v) Defendants Fortress Investment Group LLC and Fortress Acquisition Sponsor II, LLC (together, the “Entity Defendants,” and collectively with the Individual Defendants, “Defendants,” and together with Plaintiffs and ATI, the “Parties”) have entered into the Stipulation and Agreement of Settlement, dated May 28, 2024 (the “Stipulation”), which (i) sets forth the terms and conditions for the settlement and resolution of the derivative claims in the Derivative Actions (the “Settlement”), (ii) fully, finally, and forever resolves, discharges, and settles the Released Claims, and (iii) provides for dismissal of the Derivative Actions with prejudice;

1 “ATI” or the “Company” also refers to Wilco Holdco, Inc., the private company predecessor to the current, publicly-traded ATI business following the consummation of a “de-SPAC” business combination between Wilco Holdco, Inc. and Fortress Value Acquisition Corp. II (“FVAC”), consummated on June 17, 2021.

WHEREAS, by Order dated              , 2024 (the “Preliminary Approval Order”), this Court: (i) ordered that notice of the Settlement be provided to ATI stockholders; (ii) provided ATI stockholders with the opportunity to object to the Settlement, Plaintiffs’ Counsel’s Fee and Expense Amount, and/or the Service Awards; and (iii) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, on the 24th day of September, 2024, a hearing having been held before this Court pursuant to the Preliminary Approval Order, to consider, among other things: (i) approval of the Stipulation, and whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to ATI; (ii) whether the Judgment should be entered dismissing the derivative claims in the Ghaith Action with prejudice against Defendants; (iii) whether Plaintiffs’ Counsel’s Fee and Expense Amount and the Service Awards should be approved; (iv) any objections to the Settlement, the Fee and Expense Amount, and/or the Service Awards; and (v) any other matters properly brought before the Court in connection with the Settlement;

WHEREAS, after the Settlement and the Direct Claims Settlement become Final, Plaintiff Goldstein in the Goldstein Action has agreed to file a notice and/or proposed order to dismiss that action with prejudice; and

WHEREAS, it appearing that due notice of the hearing has been given in accordance with the Preliminary Approval Order; the Parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the Settlement; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other persons or entities requesting to be heard in accordance with the Preliminary Approval Order; and the entire matter of the Settlement having been heard and considered by the Court;

NOW, THEREFORE IT IS HEREBY ORDERED THAT:

1.           This Final Order and Judgment (the “Judgment”) incorporates herein the Stipulation, including the exhibits thereto, which was filed with the Court on               , 2024, and the Notice, which was filed with the Court on                 , 2024. All capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.          This Court has jurisdiction to enter this Judgment. This Court has jurisdiction over the subject matter of the Ghaith Action, including all matters necessary to effectuate the Settlement, as well as personal jurisdiction over all of the Parties for the purposes of enforcement of the Parties’ obligations under the Stipulation. It is further determined that Plaintiffs, Defendants, ATI, and all Current ATI Stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Judgment.

3.          The record shows that notice has been given to all Current ATI Stockholders in the manner approved by the Court in the Preliminary Approval Order. The Court finds that such notice:  (i) constitutes reasonable and the best notice practicable under the circumstances; (ii) constitutes notice that was reasonably calculated, under the circumstances, to apprise all Current ATI Stockholders of the pendency of the Derivative Actions, the terms of the Settlement (including the Releases to be provided thereunder), Plaintiffs’ Counsel’s Fee and Expense Amount and the Service Awards, and Current ATI Stockholders’ right to object to and to appear at the Settlement Hearing held on the 24th day of September, 2024; (iii) constitutes due, adequate, and sufficient notice to all Persons or entities entitled to receive notice in accordance with Rule 23.1 of the Federal Rules of Civil Procedure and the United States Constitution (including the Due Process Clause); and (iv) meets the requirements of due process and all other applicable law.

4.          The Court hereby fully and finally approves the Settlement, pursuant to Federal Rule of Civil Procedure 23.1(c), as set forth in the Stipulation in all respects (including without limitation: the Releases, including the release of the Released Plaintiff Claims as against the Released Defendant Persons and the release of the Released Defendant Claims as against the Released Plaintiff Persons; and the dismissal with prejudice of the derivative claims asserted against Defendants in the Ghaith Action), and finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of ATI and its stockholders.

5.        The Parties are hereby directed to implement and consummate the Settlement according to the terms and provisions of the Stipulation.

6.          The derivative claims in the Ghaith Action, as well as all of the Released Claims, are dismissed on the merits and with prejudice. The Parties are to bear their own costs, except as otherwise provided in the Stipulation and in this Judgment.

7.          The terms of the Stipulation and of this Judgment shall be forever binding on Plaintiffs (individually and derivatively on behalf of ATI), Defendants, ATI, ATI stockholders, the Released Persons, and their respective successors and assigns.

8.          The Court finds and concludes that the Parties and their respective counsel have at all times complied with each requirement of Federal Rule of Civil Procedure 11 in connection with the institution, prosecution, defense, and/or settlement of the Derivative Actions.

9.          The Releases set forth in ¶¶ 5.1–5.3 of the Stipulation, together with the definitions contained in Section 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that:

(a)          Without further action by anyone, and subject to ¶ 10 below, upon the Effective Date of the Settlement, ATI, the Released Plaintiff Persons (individually and derivatively on behalf of ATI), and each and every stockholder of ATI (solely in their capacities as ATI stockholders), derivatively on behalf of ATI, shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims) against any of the Released Defendant Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons.

(b)         Without further action by anyone, and subject to ¶ 10 below, upon the Effective Date of the Settlement, ATI and the Released Defendant Persons each shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Defendant Claims (including Unknown Claims) against any of the Released Plaintiff Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons.

(c)          “Released Defendant Claims” means any and all claims, demands, rights, causes of action, sanctions, complaints, and liabilities whatsoever, whether based in law or equity, arising under federal, state, local, statutory, or common law, or other law, rule, or regulation, including both known claims and Unknown Claims, that arise out of or relate in any way to the institution, prosecution, or settlement of the Derivative Actions. The Released Defendant Claims do not include any claims to enforce the Settlement, any claims between or among Defendants and Released Defendant Persons, and any claims between Defendants and Released Defendant Persons and their respective insurers.

(d)          “Released Defendant Persons” means each and all of the following: (i) each and every Defendant in the Derivative Actions; (ii) such Defendants’ respective present and former parents, affiliates, subsidiaries, divisions, general partners, limited partners, directors, officers, and any Person in which any such Defendant has or had a controlling interest; and (iii) the present and former members of the immediate family, heirs, principals, trustees, trusts, executors, administrators, predecessors, successors, assigns, members, agents, subsidiaries, employees, officers, managers, directors, general partners, limited partners, bankers, attorneys, accountants, auditors, representatives, estates, divisions, advisors, estate managers, indemnifiers, insurers, and reinsurers of each of the Persons listed in subparts (i) or (ii) of this definition.

(e)          “Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that: (i) were asserted derivatively in the Derivative Actions, or (ii) Plaintiffs (individually or derivatively on behalf of ATI) or ATI ever had, now have, or hereafter can, shall, or may have that in any way arise out of, are based upon, relate to, or concern the claims, allegations, transactions, facts, circumstances, events, acts, disclosures, statements, representations, omissions, or failures to act alleged, set forth, referred to, or involved in the Derivative Actions. For the avoidance of doubt, the Released Plaintiff Claims do not include, and the Settlement does not release or impair: (i) any direct claims that are asserted or could have been asserted in the Derivative Actions (which claims are being released in connection with the Direct Claims Settlement); and (ii) any claims to enforce the Settlement and this Stipulation.

(f)         “Released Plaintiff Persons” means Plaintiffs, Plaintiffs’ Counsel, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, immediate family members, insurers, reinsurers, and attorneys, in their capacities as such.

(g)          “Unknown Claims” means any of the claims that a Party does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may in the future exist, upon any theory of law or equity, without regard to the subsequent discovery or existence of such different or additional facts.

10.          Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation or this Judgment.

11.        As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and this Judgment. This Judgment, including, without limitation, the Releases set forth in ¶ 9 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Defendant Persons and/or the Released Plaintiff Persons.

12.        Neither this Judgment, the Stipulation, nor the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Person of any fault, liability, or wrongdoing whatsoever, concerning the Derivative Actions or the facts and circumstances giving rise to the Derivative Actions. Neither this Judgment nor the Stipulation is a finding or evidence of the validity or invalidity of any claims or defenses in the Derivative Actions or any other actions or proceedings, or of any wrongdoing by any Defendant or of any damages or injury to Plaintiffs, ATI, or any ATI stockholder. Neither this Judgment, the Stipulation, nor the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (i) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Persons or with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted in the Derivative Actions or in any other litigation, or the deficiency of any defense that has been or could have been asserted in the Derivative Actions or in any other litigation, or of any liability, negligence, fault, injury, acts, omissions, or other wrongdoing of any kind by any of the Released Persons, or in any way referred to for any other reason as against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; (ii) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Persons that any of their claims or defenses are without merit, or that damage recoverable for the Derivative Actions would not have exceeded the Settlement consideration, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; nor (iii) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or this Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or the Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce the Stipulation and/or this Judgment.

13.          The Court hereby approves the sum of $                              for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in connection with the Settlement (“Fee and Expense Amount”), and finds that the Fee and Expense Amount is fair and reasonable. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation. Defendants shall have no responsibility for, and no liability with respect to, the allocation of the Fee and Expense Amount awarded among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement. No proceeding or court order with respect to the Fee and Expense Amount shall in any way disturb or affect this Judgment (including precluding it from being Final or otherwise being entitled to preclusive effect), and any such proceeding or court order shall be considered separate from this Judgment.

              14.       The Court hereby approves Service Awards in the amount of $                  to each of the Plaintiffs, to be paid out of the Fee and Expense Amount, in accordance with the Stipulation.

15.          Payment of the Fee and Expense Amount and Service Awards made by the Defendants’ Side A insurance carriers, as specified in ¶¶ 4.1–4.2 of the Stipulation, shall be immediately releasable from escrow upon the entry of this Judgment, notwithstanding the existence of any collateral attacks on the Settlement, the Fee and Expense Amount, and/or the Service Awards, including, without limitation, any objections or appeals, in accordance with the terms and conditions set forth in the Stipulation.

16.          Without affecting the finality of this Judgment, the Court retains continuing and exclusive jurisdiction over all matters relating to administration, consummation, enforcement, and interpretation of the Stipulation, the Settlement, and of this Judgment, to protect and effectuate this Judgment, and for any other necessary purpose. Plaintiffs, Defendants, and each ATI stockholder are hereby deemed to have irrevocably submitted to the exclusive jurisdiction of this Court for the purpose of any suit, action, proceeding, or dispute arising out of, or relating to, the Settlement or the Stipulation, including the exhibits thereto, and only for such purposes. Without limiting the generality of the foregoing, and without affecting the finality of this Judgment, the Court retains exclusive jurisdiction over any such suit, action, or proceeding.

17.         In the event that the Settlement is terminated as provided in the Stipulation or the Effective Date does not occur, this Judgment shall be vacated, and all orders entered, and releases delivered, in connection with the Stipulation and this Judgment shall be null and void, except as otherwise provided for in the Stipulation, and the Parties shall be returned to their respective positions that existed as of April 22, 2024, as set forth in ¶ 8.4 of the Stipulation.

18.          Without further order of the Court, the Parties to the Stipulation are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits thereto to effectuate the Settlement that: (i) are not materially inconsistent with this Judgment; and (ii) do not materially limit the rights of ATI and its stockholders in connection with the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Stipulation or the Settlement.

19.        This Judgment is a final judgment, and the Court finds that there is no just reason for delay in the entry of this Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby expressly directed to immediately enter this final judgment in the Derivative Actions forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
THE HONORABLE EDMOND E. CHANG